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                                                                  (513) 723-4000



                                     CONSENT
                                     -------

Board of Directors
Home City Federal Savings Bank of Springfield
63 West Main Street
Springfield, Ohio 45502

Gentlemen:

                  We hereby consent to the use of our firm's name in the Registration Statement on Form S-1 (the "Form S-1"), including all amendments thereto, filed by Home City Financial Corporation (the "Company") to register 828,000 common shares, without par value, of the Company, pursuant to the Securities Act of 1933; to the statements with respect to our firm appearing under the headings "Prospectus Summary", "Legal Matters" and "Principal Effects of the Conversion" in the Prospectus which is included in the Form S-1; and to the filing of our opinion regarding the legality of the common shares, included as Exhibit 5 to the Form S-1, and our opinion regarding federal and state tax matters, included as Exhibit 8 to the Form S-1.

                                       Very truly yours,

                                       VORYS, SATER, SEYMOUR AND PEASE

Cincinnati, Ohio
September 19, 1996